Exhibit 13.1

Pursuant to section 906 of the Sarbanes-Oxley Act 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Abbey National plc (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2004 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: 8 June 2005	/s/ Francisco Gómez-Roldán
Francisco Gómez-Roldán
Chief Executive Officer

Dated: 8 June 2005	/s/ Nathan Bostock
Nathan Bostock
Director, Finance and Markets